Exhibit 5.1
150 Third Avenue South, Suite 2800
Nashville, TN 37201
(615) 742-6200
February 25, 2010
King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee 37620
Re: Shelf Registration of King Pharmaceuticals, Inc.
Ladies and Gentlemen:
     We have acted as counsel to King Pharmaceuticals, Inc., a Tennessee corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed on February 25, 2010, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.
     The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of (i) secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities (the “Debt Securities”) to be issued pursuant to an Indenture between the Company and a trustee to be named later (the “Trustee”), which may be supplemented for any series of Debt Securities (the “Indenture”), (ii) shares of preferred stock, no par value per share, in one or more series or classes (the “Preferred Stock”), (iii) shares of common stock, no par value per share, in one or more classes (“Common Stock”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (v) subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”), or (vii) any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale. The Debt Securities, Preferred Stock, Common Stock, Warrants and Rights are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock.
     In rendering our opinion, we have reviewed signed copies of the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed
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King Pharmaceuticals, Inc.

February 25, 2010
necessary or appropriate for purposes of this opinion. We also have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters.
     Except to the extent we opine as to the binding effect and/or enforceability of certain documents as set forth in paragraphs 1, 4 and 5 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.
     The opinions expressed below are limited to the state law of Tennessee and the federal laws of the United States of America. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “Blue Sky” laws, or (ii) state or federal antitrust laws.
     Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:
1.	(a) When the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, and (g) when the Trustee has been duly qualified in accordance with the Trust Indenture Act of 1939, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

2.	(a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Company’s Third Amended and Restated Charter

King Pharmaceuticals, Inc.

February 25, 2010
(“Charter”) and Second Amended and Restated Bylaws (“Bylaws”) and applicable law (in the event that the Preferred Stock is a new class or series of Preferred Stock), and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and (b) assuming that appropriate articles of amendment to the Company’s Charter relating to such class or series of Preferred Stock have been duly approved by the Company’s Board of Directors and have been filed with and accepted for record by the Secretary of State of the State of Tennessee, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (d) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under its Charter, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock, (ii) the exercise of any duly issued Warrants exercisable for Preferred Stock, (iii) the exercise of any duly issued Rights exercisable for Preferred Stock or (iv) the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock), will be validly issued, fully paid and nonassessable.

3.	(a) Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of Common Stock, and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (c) assuming that upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Charter, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company (including any Common Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) the exercise of any duly issued Warrants exercisable for Common Stock, (iii) the exercise of any duly issued Rights exercisable for Common Stock or (iv) the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock), will be validly issued, fully paid and nonassessable.

4.	(a) When a warrant agreement relating to the Warrants has been duly authorized, executed and delivered and the Warrants and the securities of the Company for which

King Pharmaceuticals, Inc.

February 25, 2010
the Warrants will be exercisable have been duly authorized by the Company’s Board of Directors, and (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Company’s Charter and Bylaws and the warrant agreement, and (c) assuming that the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act, and (d) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), upon issuance of and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and by such resolution, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Warrants will be validly issued.

5.	(a) When a subscription rights certificate relating to the Rights has been duly authorized, executed and delivered pursuant to a duly authorized, executed and delivered subscription rights agreement with a subscription rights agent, and the Rights and the securities of the Company for which the Rights will be exercisable have been duly authorized by the Company’s Board of Directors, and (b) assuming that the terms of the Rights and of their issuance and sale have been duly established in conformity with the Company’s Charter and Bylaws, the subscription rights certificate and the subscription rights agreement, and (c) assuming that the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act, and (d) assuming that the terms of the Rights as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Rights as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Rights as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Rights are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), upon issuance of and delivery of such Rights in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and by such resolution, the Rights will constitute valid and binding obligations of the

King Pharmaceuticals, Inc.

February 25, 2010
Company, enforceable against the Company in accordance with their terms, and the Rights will be validly issued.
     The opinions set forth in paragraphs 1, 4 and 5 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.
     To the extent that the obligations of the Company under the Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred or implied as to any other matters or beyond that expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

King Pharmaceuticals, Inc.

February 25, 2010

Very truly yours,

/s/ Bass, Berry & Sims PLC

Bass, Berry & Sims PLC